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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-69616 of Speedway Motorsports, Inc. on Form S-8 of our report dated February 14, 2001, appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 2000.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Charlotte, North Carolina
October 4, 2001